Exhibit 99.1

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF PENNSYLVANIA

CATHERINE RUBERY, Derivatively on	)	Case No. 2:12-cv-00844-DWA
Behalf of ALCOA INC.,	)
)
Plaintiff,	)	Electronically Filed
)
v.	)
)
KLAUS KLEINFELD, JUDITH M.	)
GUERON, KATHRYN S. FULLER,	)
ERNESTO ZEDILLO, JAMES W. OWENS,	)
RATAN N. TATA, MICHAEL G. MORRIS,	)
E. STANLEY O’NEAL, PATRICIA F.	)
RUSSO, ALAIN J. P. BELDA, FRANKLIN	)
A. THOMAS, HENRY B. SCHACHT,	)
JOSEPH T. GORMAN, CARLOS GHOSN,	)
VICTOR DAHDALEH, and WILLIAM J.	)
RICE,	)
)
Defendants,	)
)
-and-)
)
ALCOA INC., a Pennsylvania corporation,	)
)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE ACTIONS

TO:

ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF ALCOA INC. (“ALCOA” OR “THE COMPANY”) COMMON STOCK AS OF OCTOBER 20, 2014 (“CURRENT ALCOA STOCKHOLDERS”). IF YOU HOLD ALCOA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION AND RELATED

DERIVATIVE ACTIONS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS, WHICH MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, ALCOA STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Western District of Pennsylvania (the “Court”), of the proposed settlement (the “Settlement”) of the above-captioned stockholder derivative litigation and related derivative actions. The Court has made no findings or determinations respecting the merits of the Action. The recitation of the background and circumstances of the Settlement contained herein does not constitute the findings of the Court. It is based on representations made to the Court by counsel for Plaintiffs or for Defendants. This Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement and your rights related thereto. This Notice is qualified in its entirety by the Stipulation of Settlement dated October 20, 2014 (the “Stipulation”) memorializing the terms of the Settlement. The Stipulation is attached hereto as Exhibit 1. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the stockholder derivative actions styled Rubery v. Kleinfeld, Case No. 2:12-cv-00844-DWA, pending in the United States District Court for the Western District of Pennsylvania (the “Federal Action”), and Teamsters Local #500 Severance Fund and Southeastern Pennsylvania Transportation Authority v. Belda, Case No. GD-08-014664, (the “Teamsters Action”) and Philadelphia Gas Works Retirement Fund v.

Alcoa, Inc., Case No. GD-09-018679 (the “PGW Action”), currently pending in the Court of Common Pleas of Allegheny County (collectively, the “State Actions,” and together with the Federal Action, the “Actions”). Plaintiffs, the Settling Defendants, and nominal defendant Alcoa (Alcoa and the Settling Defendants collectively, “Defendants”), have agreed upon the terms to settle the Actions and have signed the written Stipulation setting forth those Settlement terms.

As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court, located at the U.S. Courthouse, 700 Grant Street, Courtroom 3B, Pittsburgh, Pennsylvania 15219, on January 20, 2015 at 1:00 p.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

II.	SUMMARY OF THE ACTIONS

Between March 21, 2008 and July 28, 2008, Plaintiffs, by and through their attorneys, each served a written demand (collectively, the “Demands”) for action on Alcoa’s board of directors (the “Board”) pursuant to Pennsylvania law. Plaintiffs demanded, among other things, that the Board investigate and bring legal action against the Individual Defendants for allegedly permitting Alcoa to engage in the bribery of government officials overseas in violation of the Foreign Corrupt Practices Act (“FCPA”) and to recover for the benefit of Alcoa damages caused to the Company as a result of the misconduct alleged in the Demands.

On July 21, 2008, the Teamsters Action was commenced in the State Court. The complaint in the Teamsters Action alleged, among other things, that the defendants named therein: (i) breached their fiduciary duties to Alcoa by knowingly permitting a years-long scheme pursuant to which individuals and entities acting on behalf of Alcoa bribed members of the Bahraini government in order to receive market-premium prices for alumina1 from Aluminum Bahrain B.S.C. (“Alba”); (ii) wasted corporate assets by permitting these bribes to take place; and (iii) were unjustly enriched as a result of their receipt of compensation from the Company based upon artificially inflated financial results of Alcoa as a result of the alleged bribery scheme. The complaint in the Teamsters Action further alleged that the Board refused to take any action in response to plaintiffs’ demands, and that such refusal was uninformed and not in good faith.

Between November 21, 2008 and March 3, 2009, defendants in the Teamsters Action filed preliminary objections to the complaint, arguing that the plaintiff failed to state a claim, the claims asserted were not ripe for adjudication, and the plaintiffs lacked standing to sue because the Board had not actually refused their demand. On October 12, 2009, after hearing oral argument, the State Court overruled in part the defendants’ preliminary objections, finding that the complaint stated a claim for relief and that defendants had unreasonably delayed in responding to the demand letter. In light of the pending investigations by the U.S. Department of Justice (“DOJ”) and SEC into the alleged bribery scheme, the State Court stayed the Teamsters Action until the conclusion of those investigations.

On March 31, 2009, the PGW Action was commenced in the Court of Common Pleas of Philadelphia County. The allegations set forth in the PGW Action are substantially similar to those asserted in the Teamsters Action. After defendants filed preliminary objections, the PGW

1 Alumina is the common name for aluminum oxide, an intermediate material between raw bauxite and aluminum metal.

Action was transferred to the State Court where it was coordinated with the Teamsters Action and stayed until the conclusion of the DOJ and SEC investigations.

On June 20, 2012, the Federal Action was commenced in the Court. The claims set forth in the Federal Action are substantially similar to those set forth in the State Actions.

On February 14, 2013, May 22, 2013 and June 5, 2013, counsel for the Settling Parties attended in-person meetings in New York City concerning a potential resolution of the Actions. Throughout the course of the next several months, the Settling Parties engaged in extensive dialogue pertaining to the document production, with Plaintiffs demanding and Defendants providing additional non-public documents to Plaintiffs. In total, Plaintiffs’ Counsel reviewed over 76,000 pages of non-public documents relating to the misconduct alleged in the Actions.

In connection with settlement negotiations and their review of the documents produced by Defendants, Plaintiffs retained experts with significant anti-corruption compliance experience to assist them in the negotiation and evaluation of a potential settlement. On November 15, 2013, Plaintiffs’ Counsel, their experts, counsel for Defendants, and Ms. Susan Ringler (“Ms. Ringler”), Alcoa’s Vice President and Chief Ethics and Compliance Officer, participated in a telephonic conference to discuss Alcoa’s FCPA compliance practices and programs. Thereafter, from December 2013 through June 2014, the Settling Parties engaged in extensive arm’s-length negotiations regarding the terms of a potential resolution of the Actions.

As a result of these extensive arm’s-length negotiations, in early June 2014, the Settling Parties reached an agreement on all material terms of the Settlement as set forth herein, with the exception of the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel (which the Settling Parties did not discuss prior to reaching an agreement on the material terms of the Settlement). On or about June 2, 2014, a Memorandum of Understanding (“MOU”) memorializing the agreement in principle to settle the Actions was executed. On July 11, 2014 and August 13, 2014, counsel for the Settling Parties participated in mediation sessions before an independent third party mediator in an attempt to negotiate an appropriate attorneys’ fee and expense amount to compensate Plaintiffs’ Counsel for the benefit conferred on the Company as a result of the prosecution and settlement of the Actions. At the conclusion of the second mediation session, the mediator proposed that Alcoa pay to Plaintiffs’ Counsel $3,750,000 for Plaintiffs’ Counsel’s services in the Actions, to which the Settling Parties agreed.

After additional negotiations, the Settling Parties entered into the Stipulation on October 20, 2014.

III.	THE TERMS OF THE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and the SEC, and is also available for viewing on Alcoa’s website at www.alcoa.com/usa/en/news/news_releases.asp.

The Settlement provides that Alcoa has adopted or shall adopt the compliance reforms set forth in Exhibit A to the Stipulation (the “Compliance Reforms”). These Compliance Reforms are as follows: (1) the creation by Alcoa of the position of Chief Ethics and Compliance Officer (“CECO”), an officer-level position who reports directly to Alcoa’s Chief Legal Officer and oversees the implementation and performance of Alcoa’s Ethics and Compliance Program (the “Alcoa Program”), including Alcoa’s Anti-Corruption Policy; (2) substantial enhancements to the Alcoa Program, including the development of a clearly articulated and visible Anti-Corruption Policy; (3) implementation of Alcoa’s Due Diligence and Contracting Procedure for

Intermediaries (“DDCP”), which provides for an appropriate review of any intermediary whose services Alcoa wishes to use and provides for appropriate monitoring of Alcoa’s relationships with Alcoa’s intermediaries; (4) a reorganization of Alcoa’s regional and local counsel reporting structure; (5) enhanced mandatory annual FCPA and Anti-Corruption training for all employees; (6) improvements to Alcoa’s policies regarding business expense and meals and entertainment; and (7) enhancements to Alcoa’s compliance code, policies and procedures designed to evaluate and improve the effectiveness in preventing and detecting violations of anti-corruption laws. For the Compliance Reforms that have not already been implemented during the pendency of the Actions, Alcoa will implement them by the later of December 1, 2014 or the date on which the Federal Court enters an order approving the Settlement.

Alcoa acknowledges and agrees that the pendency, prosecution, and settlement of the Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause in Alcoa’s decision to institute the Compliance Reforms detailed in Exhibit A to the Stipulation. Plaintiffs and Defendants agree that the Compliance Reforms confer a substantial benefit upon Alcoa. The Board, in its business judgment, has concluded that the Settlement is in the best interest of Alcoa and it stockholders.

IV.	DISMISSAL OF THE ACTIONS AND RELEASE OF CLAIMS

The Stipulation also provides for the entry of judgment dismissing the Actions against Alcoa and the Settling Defendants with prejudice of all Released Claims against the Released Persons.

“Released Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, including Unknown Claims, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether state, federal, or foreign, common law, statutory, or regulatory, that have been or could have been asserted by Plaintiffs, Alcoa, and/or any Alcoa stockholder derivatively on behalf of Alcoa against any Released Persons that are based upon, arise out of, or relate in any way whatsoever to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act which were alleged in the Actions and/or the settlement of the Actions, except for any claims to enforce the Settlement.

If the Court approves the Settlement as set forth in the Stipulation and it becomes effective pursuant to its terms, Alcoa, Plaintiffs (acting on their own behalf and derivatively on behalf of Alcoa), and each of Alcoa’s stockholders (solely in their capacity as Alcoa stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever arising out of, relating to, or in connection with, the defense, settlement, or resolution of the Actions against the Released Persons. Alcoa, Plaintiffs (acting on their own behalf and derivatively on behalf of Alcoa), and each of Alcoa’s stockholders (solely in their capacity as Alcoa stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or Judgment entered pursuant thereto. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Also, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Alcoa, Plaintiffs, and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. The Released Claims shall not include any claims that have been or could have been asserted by Plaintiffs, Alcoa, and/or any Alcoa stockholder derivatively on behalf of Alcoa against defendants David Debney, David B. Dabney, and Victor Dahdaleh. Messrs. Debney, Dabney and Dahdaleh are named as defendants in the PGW Action, and Mr. Dahdaleh is also named as a defendant in the Federal Action. Following approval of the Settlement by the Federal Court, the Actions will be dismissed with prejudice with respect to the Settling Defendants and without prejudice with respect to Messrs. Debney, Dabney and Dahdaleh.

V.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiation of the material terms of the Settlement, Plaintiffs and Defendants negotiated at arm’s-length and in good faith on the amount of attorneys’ fees, costs, and expenses that Alcoa will pay Plaintiffs’ Counsel in connection with the substantial and material benefits conferred upon the Company as a result of the Settlement. As a result of those negotiations, and based upon the recommendation of an independent third party mediator, Alcoa and/or its insurers shall pay to Plaintiffs’ Counsel the Fee and Expense Amount of $3,750,000 in consideration for the substantial benefits conferred upon Alcoa as a material and substantial result of Plaintiffs’ Counsel’s services in the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Alcoa or its stockholders. The agreed-to fee will compensate

Plaintiffs’ Counsel for the results achieved in the Actions and the risks of undertaking the prosecution of the Actions on a contingent basis.

VI.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs and Alcoa against the Individual Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and Plaintiffs’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Alcoa and its stockholders, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of the Stipulation after considering, among other things, the substantial benefits that Alcoa and its stockholders will receive from the Settlement, the uncertain outcome, risks, difficulties, and delays in the continued litigation of the Actions and the actions taken by the Company in response to the allegations raised in the Actions.

In particular, Plaintiffs and Plaintiffs’ Counsel considered the significant litigation risks inherent in these derivative Actions. The law imposes significant burdens on Plaintiffs for pleading and proving a stockholder derivative claim. While Plaintiffs and Plaintiffs’ Counsel believe their claims are meritorious, Plaintiffs and Plaintiffs’ Counsel acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and Plaintiffs’ Counsel believe that, under the circumstances, they have obtained the best possible relief for Alcoa and its stockholders.

B.	Why Did The Settling Defendants Agree to Settle?

The Settling Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty, waste of assets, or any other violation of law or engaged in any of the wrongful acts alleged in the Actions, or that they have been unjustly enriched by any of the acts alleged in the Actions, and expressly maintain that they complied with their fiduciary and other legal duties, to the extent such duties exist. The Stipulation and Settlement do not constitute a finding of any wrongdoing on the part of the Company or the Settling Defendants. Nonetheless, the Settling Defendants have also taken into account the costs, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, they have determined that it is desirable and beneficial that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Alcoa and its stockholders and that the Settlement is in the best interests of Alcoa and its stockholders.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Donetta W. Ambrose, on January 20, 2015 at 1:00 p.m. at the U.S. District Court for the Western District of Pennsylvania, U.S. Courthouse, 700 Grant Street, Courtroom 3B, Pittsburgh, Pennsylvania 15219 to determine: (i) whether the proposed Settlement upon the terms set forth in the Stipulation, including the Fee and Expense Amount, should be finally approved in all respects as fair, reasonable, and adequate; and (ii) whether the Final Order and Judgment approving the Settlement should be entered. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

Pending final determination of whether the Settlement should be approved, no current Alcoa stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, and action or proceeding in any court, administrative agency, or other tribunal asserting agency any of the Released Claims.

VIII.	THE RIGHT TO ATTEND THE SETTLEMENT HEARING

Any Current Alcoa Stockholder may, but is not required to, appear in person at the Final Hearing. If you want to object at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court.

CURRENT ALCOA STOCKHOLDERS WHO HAVE NO OBJECTION TO THE

SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE

ANY OTHER ACTION.

IX.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current Alcoa Stockholder may appear and show cause—at their own expense, individually or though counsel of their own choice—if he, she, or it has any reason why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Final Order and Judgment should not be entered thereon; provided, however, unless otherwise ordered by the Court, no Current Alcoa Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement or, if approved, the Final Order and Judgment to be entered thereon approving the same, unless that person has, at least fourteen (14)

calendar days prior to the Settlement Hearing, filed with the Clerk of the Court, U.S. Courthouse, 700 Grant Street, Pittsburgh, Pennsylvania 15219 and served on the following legal counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefor, and copies of any papers and briefs in support thereof:

Felipe J. Arroyo	Robin Winchester
Robbins Arroyo LLP	Kessler Topaz Meltzer & Check, LLP
600 B Street, Suite 1900	280 King of Prussia Road
San Diego, California 92101	Radnor, Pennsylvania 19087

Attorneys for Federal Plaintiff	Attorneys for State Plaintiffs

Jacob A. Goldberg	Julie A. North
Cohen, Placitella & Roth, P.C.	Cravath, Swaine & Moore LLP
Two Commerce Square	Worldwide Plaza
2001 Market Street	825 Eighth Avenue
Suite 2900	New York, New York 10019
Philadelphia, Pennsylvania 19103
Attorneys for Defendants Alain J.P. Belda,
Attorneys for State Plaintiffs	Klaus Kleinfeld, Kathryn S. Fuller, Carlos
Ghosn, Joseph T. Gorman, Judith M. Gueron,
James W. Owens, Henry B. Schacht, Ratan N.
Tata, Franklin A. Thomas, Ernesto Zedillo, E.
Stanley O’Neal, Michael G. Morris, Patricia F.
Russo, Lawrence R. Purtell, Bernt Reitan and
Peter Burgess

Richard Beizer	Robert B. Sommer
Crowell & Moring LLP	Meyer, Unkovic & Scott LLP
1001 Pennsylvania Avenue, N.W., Suite 1100	Henry W. Oliver Building
Washington, D.C. 20004	535 Smithfield Street, Suite 1300
Pittsburgh, Pennsylvania 15222
Attorneys for Defendant William J. Rice
Attorneys for Nominal Defendant Alcoa Inc.

Any Current Alcoa Stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, including the Fee and Expense Amount, unless otherwise ordered by the Court, and shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given in connection with the Settlement.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which is attached hereto. You may also inspect the papers in the Federal Action at the Clerk of the Court’s Office, U.S. District Court for the Western District of Pennsylvania, U. S. Courthouse, 700 Grant Street, Pittsburgh, Pennsylvania 15219, during business hours of each business day. The Notice will also be available for viewing on the website of Alcoa at www.alcoa.com/usa/en/news/news_releases.asp.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE

REGARDING THIS NOTICE.

Any questions you have about matters in this Notice should be directed by telephone or in writing to the following:

Darnell Donahue	Robin Winchester
Robbins Arroyo LLP	Kessler Topaz Meltzer & Check, LLP
600 B Street, Suite 1900	280 King of Prussia Road
San Diego, California 92101	Radnor, Pennsylvania 19087
619.525.3990	610.667.7706

Attorneys for Federal Plaintiff	Attorneys for State Plaintiffs

DATED: OCTOBER 22, 2014	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

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